UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2012 (November 29, 2012)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway
New York, New York 10018

 (Address of principal executive offices and zip code)

(212) 582-0900

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2012, the Board of Directors of Harris & Harris Group, Inc. (the “Company”) determined that as of January 1, 2013, Patricia N. Egan, Chief Accounting Officer, Vice President and Senior Controller will instead assume the role of Chief Financial Officer and Treasurer of the Company and H&H Ventures Management, Inc. (formerly, Harris & Harris Enterprises, Inc.) a wholly-owned subsidiary of the Company (“Ventures”). This appointment will enable our current Chief Financial Officer and Treasurer, Daniel B. Wolfe, to focus on his roles as President, Chief Operating Officer and a Managing Director.

Ms. Egan has served as Chief Accounting Officer, as a Vice President and as Senior Controller since June 2005. From June 2005 to December 2005, from August 2006 to March 2008 and from May 2008 to December 31, 2008, she served as an Assistant Secretary. From January 2006 to January 2012, she served as Treasurer and as Secretary of Ventures. Since January 2012, she has served as Chief Accounting Officer, as a Vice President and as Senior Controller of Ventures. From 1996 to 2005, she was employed by PricewaterhouseCoopers LLP, most recently as a Manager in its financial services group. She was graduated from Georgetown University (B.S., Accounting), where her honors included the Othmar F. Winkler Award for Excellence in Community Service. She is a Certified Public Accountant.

There was no prior arrangement or understanding between Ms. Egan and any other person pursuant to which Ms. Egan would be selected as an officer of the Company. Ms. Egan does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party.

Based on the promotion to Chief Financial Officer and Treasurer, the Committee increased the base salary of Ms. Egan in 2013 by $27,120 to $225,000. Other than cost of living adjustments, none of the other named executive officers will receive an increase in base salary for 2013. Our Board of Directors will not receive any increase in their fees in 2013.

The Company's press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2012	HARRIS & HARRIS GROUP, INC.

	By:	Douglas W. Jamison
Douglas W. Jamison Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 3, 2012